Exhibit 23
                       CONSENT OF SAMUEL KLEIN AND COMPANY
                            INDEPENDENT ACCOUNTANTS


  We consent to the incorporation by reference in the registration statement of Valley Forge Scientific Corp. and its subsidiaries on Form S-8 (File No. 333-63637; 333-72296 and 333-72134) of our report dated December 4, 2001 on our audits of the financial statements of Valley Forge Scientific Corp. and its subsidiaries as of September 30, 2001 and 2000, and for each of the three years in the period ended September 30, 2001, which reports are included in this Annual Report on Form 10-K.


SAMUEL KLEIN & COMPANY

/s/ SAMUEL KLEIN AND COMPANY

Newark, New Jersey
December 20, 2001